As filed with the Securities and Exchange Commission on November 10, 2004
                                                     Registration No. 333-120333
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________


                                 COPYTELE, INC.

             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                     11-2622630
(State or Other Jurisdiction of                     (I.R.S. Employer
  Incorporation or Organization)                   Identification No.)

                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                    COPYTELE, INC. 2003 SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)

                                Explanatory Note

     On November 9, 2004, CopyTele, Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-120333) (the "Registration Statement"). This Post-Effective Amendment No. 1 to the Registration Statement has been filed by the Registrant to re-file the consent of Grant Thornton LLP, filed as Exhibit 23(a), solely to correct a typographical error with respect to the date of Grant Thornton's report referenced in such consent. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement. Therefore, no further registration fee is required.

         Item 8.  Exhibits.
         -------  ---------

              Exhibit No.           Description
              -----------           -----------

                  23(a)    -        Consent of Grant Thornton LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 10th day of November, 2004.

                           CopyTele, Inc.

                           By: /s/ Denis A. Krusos
                               -------------------
                               Denis A. Krusos
                               Chairman of the Board and Chief Executive Officer

                                  EXHIBIT INDEX


               Exhibit No.                  Description
               -----------                  -----------
                  23(a)    -        Consent of Grant Thornton LLP.